Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Completes Acquisition of Balboa Water Group

•	Balboa strategically expands Helios’s electronic controls technology with complementary AC (alternating current) capabilities
•	Brings proprietary electronic controls technology to further end market diversification
•	State-of-the-art, low-cost manufacturing facility in Mexico and supply chain footprint drives strong profitability profile
•	Revenue contribution from the acquisition estimated at $20M to $22M for 2020

Sarasota, FL, November 9, 2020 — Helios Technologies (Nasdaq: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today announced that it completed the acquisition of BWG Holdings I Corp. (operating as Balboa Water Group, hereinafter “Balboa”) for $218.5 million from investment funds affiliated with AEA Investors LP (the “Acquisition”). The Company previously announced on October 12, 2020 that it had entered into a definitive agreement dated October 9, 2020 to acquire Balboa.

Balboa is an innovative market leader of electronic controls for the health and wellness industry with proprietary and patented technology that enables end-to-end electronic control systems for therapy bath and spas. Headquartered in Costa Mesa, CA, Balboa is a global operation selling into 47 different countries and utilizing a new state-of-the-art manufacturing facility in Baja, Mexico.

“This is another milestone in our Company’s history, and we are excited to welcome the Balboa team to the Helios family,” commented Josef Matosevic, the Company’s President and Chief Executive Officer. “Strategically, this acquisition is our first step in a multi-year journey to build out our Electronics segment into a top industry player. The deal aligns entirely with our Vision 2025 strategy and will have very attractive financial returns for our shareholders from day one. Additionally, I have already received very receptive feedback from some existing and potential new customers around areas for product development that Helios and Balboa will be able to create together.”

“Helios has financed the Balboa acquisition with the amended credit agreement and existing cash of $16.2 million.” stated Tricia Fulton, Helios’s Chief Financial Officer. “On a pro forma basis, we expect our 2020 estimated year‐end net debt‐to‐Adjusted EBITDA leverage ratio to be approximately 3.4x. We remain committed to a long‐term net debt leverage target of less than 2.0x and expect to continue to benefit from our strong cash flows to support debt reduction and our organic growth initiatives.”

About Helios Technologies
Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 85 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

NEWS RELEASE

Forward Looking Information

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including the expected benefits of the Acquisition; (ii) the timing of completion of the Acquisition; (iii) Company’s financing plans with respective to the funding of the Acquisition; and; (iv) objectives for future operations, integration plans and expected synergies. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, failure to promptly and effectively integrate the Acquisition; objectives for future operations, integration plans and expected synergies; the ability to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; failure to promptly and effectively integrate the Acquisition; risks related to disruption of management time from ongoing business operations due to the Acquisition; and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers.  Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item IA, “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 28, 2020 and other filings with the Securities and Exchange Commission.

For more information, contact:

Tania Almond

Vice President, Investor Relations & Corporate Communications

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200